PIMCO FUNDS: PACIFIC INVESTMENT MANAGEMENT SERIES
PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC.
PIMCO VARIABLE INSURANCE TRUST

	BOARD MEETING 7'73

	FEBRUARY 22,200O




	a. Changes to Investment Guideline and Fund Transitions (PIMS and PVIT)

Please refer to the enclosed memorandum from PIMCO discussing investment guideline changes and fund transitions. Management recommends the approval of the investment guideline changes and fund transitions.

RESOLVED, that the maximum permissible investment in foreign denominated securities for the Real Return Bond Fund of the PIMCO Funds:
Pacific Investment Management Series be reduced from 3 5%of the Fund's assets to a maximum of 20%of the Fund's assets; and

FURTHER RESOLVED, that the maximum permissible investment in foreign denominated securities for the Real Return Bond Portfolio (Private
Account Portfolio Series)of the PIMCO Funds: Pacific
Investment
Management Series be reduced from 35%of the Portfolio's assets to a maximum of 20%of the Portfolio's assets; and
 ._FURTHER
 RESOLVED, that the maximum permissible investment in foreign denominated securities for the Real Return Bond Portfolio of the
PIMCO Variable Insurance Trust be reduced from 35%of the Portfolio's assets to a maximum of 20%of the Portfolio's assets; and
	L
FURTHER RESOLVED, that the High Yield Fund of the PIMCO Fund:
Pacific Investment Management Series be permitted to invest up to 15%of its assets in euro denominated securities subject to a requirement that at least
75%of the euro currency exposure will be hedged back to U. S.
dollars; and

FURTHER, RESOLVED, that the High Yield Portfolio (Private
Account
Portfolio Series)of the PIMCO Fund: Pacific Investment
Management Series
be permitted to invest up to 15%of its assets in euro denominated securities subject to a requirement that at least 75%of the euro currency exposure will be hedged back to U. S. dollars; and FURTHER RESOLVED, that the High Yield Portfolio of the PIMCO
Variable Insurance Trust be permitted to invest up to 15%of its assets in euro denominated securities subject to a requirement that at least 75%of the euro currency exposure will be hedged back to U. S.
dollars; and

FURTHER RESOLVED, that the name of the Convertible
Bond Fund of
the PIMCO Funds: Pacific Investment Management
Series name be changed
to PIMCO Convertible Fund; and that this Fund be permitted to invest up to
40%of its assets in securities rated below investment grade subject to a minimum quality of Caa and a maximum of 10%of assets in securities rated below B; and

FURTHER RESOLVED, that the Emerging Markets Bond
Fund II of the
PIMCO Funds: Pacific Investment Management Series be permitted to invest up to 25%of its assets in securities rated B by Moodys Investors Services or,
Standard &Poor's Ratings Service or, if unrated, determined by PIMCO to be of comparable quality; and

FURTHER RESOLVED, that the Emerging Markets
Portfolio (Private
Account Portfolio Series)of the PIMCO Funds:
Pacific Investment
Management Series be permitted to invest up to 25%of its assets in securities rated B by Moodys Investors Services or Standard
&Poor's Ratings Service
or, if unrated, determined by PIMCO to be of comparable quality.